UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
4501 West 47th Street
Chicago, IL 60632
(Address of principal executive offices) (Zip Code)
(773) 890-1010
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 22, 2005, Home Products International, Inc. (the “Company”) and F. Randall Chambers, the Company’s former President of North American Sales, entered into Amendment No. 1 to Employment Agreement (the “Amendment”), amending Sections 4.02(c) and 4.02(d) of that certain Employment Agreement dated January 3, 2005, by and between the Company and Mr. Chambers, and previously filed on January 6, 2005 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. Pursuant to the Amendment, Mr. Chambers shall receive severance payments equal to $195,000 in the aggregate, and is entitled to obtain continuation of medical insurance coverage for 18 months. The Amendment also terminated outstanding options held by Mr. Chambers.
     The foregoing summary is a description of certain terms of the Amendment and is qualified in its entirety by the text of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Employment Agreement dated September 22, 2005, by and between Home Products International, Inc. and F. Randall Chambers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 28, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Douglas Ramsdale
	Name:	Douglas Ramsdale
	Title:	Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Employment Agreement dated September 22, 2005, by and between Home Products International, Inc. and F. Randall Chambers.